UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 17, 2010

CLST Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22972	75-2479727
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

17304 Preston Road, Suite 420

Dallas, Texas, 75252

 (Address of principal executive offices including Zip Code)

(972) 267-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

As previously disclosed on our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 18, 2010, on June 17, 2010, the Board of Directors (the “Board”) of CLST Holdings, Inc. (the “Company”) approved amendments to (i) that certain Rights Agreement, dated as of February 13, 2009 by and between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Plan”) and (ii) its Plan of Dissolution, which was approved by its stockholders on March 28, 2007 (the “Plan of Dissolution”).

The amendment to the Rights Plan allows the Board, in the event that rights under the Rights Plan are triggered and are not exercisable for any reason, including the closing of the Company’s stock transfer records on June 24, 2010 pursuant to the Plan of Dissolution, to make adjustments to liquidating distributions payable to the Company’s stockholders, as would have been appropriate had an exchange of rights been effected under the Rights Plan.  The amendment to the Rights Plan is furnished herewith in its entirety as Exhibit 4.1 and is incorporated by reference herein.

In addition, consistent with the Board’s amendment to the Rights Plan, the Board also approved an amendment to the Company’s Plan of Dissolution, as disclosed in its Current Report on Form 8-K which was filed with the SEC on June 18, 2010.

On June 18, 2010, the Company issued a press release announcing the amendments to the Rights Plan and the Plan of Dissolution.  A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.              Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

4.1           Amendment dated June 17, 2010 to Rights Agreement dated as of February 13, 2009 by and between the Company and Mellon Investor Services LLC, as Rights Agent

99.1         Press Release dated June 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLST HOLDINGS, INC.

Dated: June 18, 2010	By:	/s/ Robert A. Kaiser
Robert A. Kaiser
President and Chief Executive Officer